Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on the date hereof of our report dated March 13, 2015, relating to the consolidated financial statements of Atna Resources Ltd. appearing in the annual report on Form 20-F of Atna Resources Ltd. as of and for the year ended December 31, 2014.

EKS&H LLLP

October 9, 2015

Denver, Colorado